EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made as of June 3, 2014 by and between Rockdale Resources Corporation, a Colorado corporation (the “Company”), David Baker (the “Executive”). The Company and the Executive are sometimes hereinafter referred to individually as a “Party” and together as “Parties.”

WHEREAS, the Executive has substantial business knowledge and expertise in the conduct of the Business (as defined in Section 11 below) and the Company desires to retain the knowledge, expertise and experience of the Executive to assist in the operations and management of the Company;

WHEREAS, the foregoing recitals are incorporated into the covenants of this Agreement as if set forth herein at length.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.                   Employment; Term. The Company will employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and, unless sooner terminated as provided in Section 5 hereof, ending on the eighteen (18) month anniversary of the Effective Date (the “Initial Term”). At the expiration of the Initial Term, this Agreement will automatically renew for successive additional terms of one (1) year (each a “Renewal Term” and, together with the Initial Term, the “Employment Period”).

2.                   Position and Duties.

(a)                 During the Employment Period, the Executive will serve as the Chief Executive Officer of the Company and will have the normal duties, responsibilities and authority of this office, subject to the power of the Board to expand or limit such duties, responsibilities and authority.

(b)                 During the Employment Period, the Executive will report directly to the Board and will devote his best efforts and his full business time and attention (save and except for (i) Executive’s continued management of his existing business, Mercadyne Investments, LLC, and (ii) permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries and to the performance of such duties as may be assigned to him from time to time by the Company. The Executive will act in the best interest of the Company and will perform his duties, responsibilities and functions on behalf of the Company hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

3.                   Compensation.

(a)                 During the Employment Period, the Executive’s base salary will be One Hundred Twenty Thousand and No/100 Dollars ($120,000) per annum (as adjusted from time to time, the “Base Salary”). The Executive’s Base Salary will be paid by the Company not less than monthly in accordance with the Company’s regular payroll practices, as the same may be reasonably adjusted by the Company from time to time.

(b)                 All amounts payable to the Executive hereunder will be subject to all required withholding by the Company.

(c)                 A one-time grant of eight hundred thousand (800,000) shares of the Company’s common stock (the “Shares”), effective June 1, 2014, which Shares will bear the appropriate restrictive legend as recommended by the Company’s securities counsel. In addition:

(i)                   the Shares shall be forfeit should the Employment Agreement be terminated for any reason prior to the conclusion of the Initial Term at a rate equal to 44,445 of the Shares for each whole that the Employment Period is terminated prior to the conclusion of the Initial Term;

(ii)                 should any of the Shares be subject to forfeiture per subsection 3(c)(i), above, then the Company shall have the option of waiving the forfeiture by the payment of a special severance payment to the Executive in an amount equal to:

(TR*FMV*SH)/800,000

Where: TR = Executive’s then marginal personal income tax rate (state and federal); FMV = the income claimed upon receipt of the Shares by Executive with the IRS pursuant to IRC 83(b); and SH = the number of Shares subject to forfeiture.

4.                   Benefits. In addition to the Base Salary and other compensation provided for in Section 3 above, the Executive will be entitled to the following benefits during the Employment Period:

(a)                 The Executive will be entitled to three (3) weeks of vacation for each twelve (12) month period within the Employment Period, during which time his compensation shall be paid in full, and such holidays and other nonworking days as are consistent with the policies of the Company for employees generally. Such vacation shall be taken in the reasonable judgment of the Executive.

(b)                 The Executive will be entitled to participate in the Company’s health and welfare benefit programs for which other employees of the Company are generally eligible, subject to any eligibility requirements of such plans and programs.

(c)                 The Company will reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

5.                   Termination.

(a)                 Notwithstanding Section 1 of this Agreement, the Executive’s employment with the Company and the Employment Period will end on the earlier of (i) the Executive’s death or mental or physical disability or incapacity (as determined by a physician selected by the Company in its good faith judgment), (ii) the Executive’s resignation or (iii) termination by the Company at any time with or without Cause (as defined below). Except as otherwise provided herein, any termination of the Employment Period by the Company or by the Executive will be effective as specified in a written notice from the terminating Party to the other Party.

(b)                 If, during the Employment Period, the Executive’s employment with the Company is terminated pursuant to Section 5(a) above, or is terminated by the Company with Cause, then the Executive will only be entitled to receive his Base Salary through the date of termination and will not be entitled to any other salary, bonus, severance, compensation or benefits from the Company or any of its Affiliates thereafter, other than those expressly required under applicable law (such as the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)).

(c)                 If (i) the Executive’s employment with the Company is terminated by the Company without Cause during the Initial Term, (ii) the Executive executes a general release in favor of the Company and its Affiliates in form and substance satisfactory to the Company and such release becomes effective and is not revoked, and (iii) the Executive complies with the terms of this Agreement, then the Executive will be entitled to receive, for the remainder of the Initial Term, (A) an amount equal to two (2) months of of his Base Salary. The severance payments payable to the Executive pursuant to this clause (c) of this Section will be paid at the time and in the manner set forth in Section 3 hereof. The severance payments payable to the Executive pursuant to this clause (c) of this Section will be paid at the time and in the manner set forth in Section 3 hereof. Notwithstanding anything to the contrary, all severance payments pursuant to this Section 5(c) will end if and when Executive commences new employment or substantial self-employment

(d)                 Except as otherwise expressly provided herein, all of the Executive’s rights to salary, bonuses, fringe benefits, severance and other compensation hereunder or under any policy or program of the Company which accrue or become payable on or after the termination of the Employment Period will cease upon such termination other than those expressly required under applicable law (such as COBRA).

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(e)                 For purposes of this Agreement, “Cause” will mean (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, unethical business conduct, disloyalty, fraud or breach of fiduciary duty, (ii) reporting to work under the influence of alcohol, (iii) the use of illegal drugs (whether or not at the workplace) or other conduct, even if not in conjunction with his duties hereunder, which could reasonably be expected to, or which does, cause the Company or any of its Affiliates public disgrace or disrepute or economic harm, (iv) repeated failure to perform duties as reasonably directed by the Board, (v) gross negligence or willful misconduct with respect to the Company or its Affiliates or in the performance of the Executive’s duties hereunder, (vi) obtaining any personal profit not thoroughly disclosed to and approved by the Board in connection with any transaction entered into by, or on behalf of, the Company or any of its Affiliates, (vii) violating any of the terms of the Company’s or its Affiliates’ rules or policies applicable to Executive which, if curable, is not cured to the Board’s reasonable satisfaction within fifteen (15) days after written notice thereof to the Executive, or any other material breach of this Agreement or any other agreement between the Executive and the Company or any of its Affiliates which, if curable, is not cured to the Board’s reasonable satisfaction within fifteen (15) days after written notice thereof to the Executive.

6.                   Confidential Information. The Executive recognizes and acknowledges that the continued success of the Company and its Affiliates depends upon the use and protection of a large body of confidential and proprietary information and that the Executive will have access to certain Confidential Information of the Company and its Affiliates and Persons with which the Company and its Affiliates do business, and that such Confidential Information constitutes valuable, special and unique property of the Company, its Affiliates and such other Persons. “Confidential Information” will be interpreted to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s or its Affiliates’ (including their predecessors) current or potential business and (ii) not generally or publicly known. Confidential Information includes, without limitation, the information, observations and data obtained by the Executive while employed by the Company and its Affiliates (or any of their predecessors) concerning the business or affairs of the Company or any of its Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s or its Affiliates’ business or industry, the identities of the current, former or prospective employees, suppliers and customers of the Company or its Affiliates, development, transition and transformation plans, methodologies and methods of doing business, strategic, marketing and expansion plans, financial and business plans, financial data, pricing information, employee lists and telephone numbers, locations of sales representatives, new and existing customer or supplier programs and services, customer terms, customer service and integration processes, requirements and costs of providing service, support and equipment. The Executive agrees that he will use the Confidential Information only as necessary and only in connection with the performance of his duties hereunder. The Executive agrees that he will not disclose to any unauthorized Person or use for his own or any other purposes (except as described in the immediately preceding sentence) any Confidential Information without the prior written consent of the Board, unless and to the extent that (a) the Confidential Information becomes generally known to and available for use by the public other than as a result of the Executive’s acts or omissions or (b) the Executive is ordered by a court of competent jurisdiction to disclose Confidential Information, provided that in such circumstance the Executive must (i) provide prompt written notice of such order to the Company and (ii) cooperate with the Company when revealing such Confidential Information to such court.

7.                   Return of Company Property. The Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents, whether in paper, electronic or other form (and all copies thereof), held by the Executive concerning any information relating to the business of the Company or any of its Affiliates, whether confidential or not, are the property of the Company. The Executive will deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all such equipment, files, property, memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and all electronic, paper or other copies thereof) belonging to the Company or any of its Affiliates which includes, but is not limited to, any materials that contain, embody or relate to the Confidential Information, Work Product (as defined in Section 8 below) or the business of the Company or any of its Affiliates, which he may then possess or have under his control. The Executive will take any and all actions reasonably deemed necessary or appropriate by the Company from time to time in its sole discretion to ensure the continued confidentiality and protection of the Confidential Information. The Executive will notify the Company promptly and in writing of any circumstances of which the Executive has knowledge relating to any possession or use of any Confidential Information by any Person other than those authorized by the terms of this Agreement.

8.                   Intellectual Property Rights. The Executive acknowledges and agrees that all inventions, technology, processes, innovations, ideas, improvements, developments, methods, designs, analyses, trademarks, service marks, and other indicia of origin, writings, audiovisual works, concepts, drawings, reports and all similar, related, or derivative information or works (whether or not patentable or subject to copyright), including but not limited to all patents, copyrights, copyright registrations, trademarks, and trademark registrations in and to any of the foregoing, along with the right to practice, employ, exploit, use, develop, reproduce, copy, distribute copies, publish, license, or create works derivative of any of the foregoing, and the right to choose not to do or permit any of the aforementioned actions, which relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive prior to or while employed by the Company (collectively, the “Work Product”) belong to the Company or such Affiliate. All Work Product created by the Executive while employed by the Company will be considered “work made for hire,” and as such, the Company is the sole owner of all rights, title, and interests therein. All other rights to any new Work Product and all rights to any existing Work Product, including but not limited to all of the Executive’s rights to any copyrights or copyright registrations related thereto, are conveyed, assigned and transferred to the Company pursuant to this Agreement. The Executive will promptly disclose and deliver such Work Product to the Company and, at the Company’s expense, perform all actions reasonably requested by the Company (whether during or after the Employment Period) to establish, confirm and protect such ownership (including, without limitation, the execution of assignments, copyright registrations, consents, licenses, powers of attorney and other instruments). All Work Product made within six months after expiration of the Employment Period will be presumed to have been conceived during the Employment Period, unless the Executive can prove conclusively that it was created after the Employment Period.

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9.                   Non-Solicitation.

(a)                 In further consideration of the compensation to be paid to the Executive hereunder, the Executive acknowledges that in the course of his employment with the Company and its Affiliates (and their predecessors) he has, and will continue to, become familiar with the Company’s and its Affiliates’ trade secrets, methods of doing business, business plans and other valuable Confidential Information concerning the Company and its Affiliates and their customers and suppliers and his services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. The Executive agrees that, so long as the Executive is employed by the Company or any of its Affiliates and continuing for two (2) years thereafter (the “Restricted Period”), the Executive will not, directly or indirectly, anywhere in the Applicable Area (whether on his own account, or as an employee, consultant, agent, partner, manager, joint venturer, owner, operator or officer of any other Person, or in any other capacity): (i) recruit, solicit or otherwise attempt to employ or retain or enter into any business relationship with any current or former employee of or consultant to the Company or any of its Affiliates, (ii) induce or attempt to induce any current or former employee of, or consultant to, the Company or any of its Affiliates, to leave the employ of the Company or any such Affiliate, or in any way interfere with the relationship between the Company or any of its Affiliates and any their employees or consultants (in the case of (i) or (ii), a “Solicitation”) or (iii) employ or retain or enter into any business relationship with any Person who was an employee of or consultant to the Company or any of its Affiliates.

(b)                 During the Restricted Period the Executive will not, directly or indirectly, in any manner (whether as his own account, as an owner, operator, officer, director, partner, manager, employee, agent, contractor, consultant or otherwise): (i) call on, solicit or service any Customer with the intent of selling or attempting to sell or provide any service or product similar to the services or products sold by the Company or any of its Affiliates, or (ii) in any way interfere with the relationship between the Company or any of its Affiliates and any Customer, supplier, licensee or other business relation (or any prospective Customer, supplier, licensee or other business relationship) of the Company or any of its Affiliates (including, without limitation, by making any negative or disparaging statements or communications regarding the Company, any of its Affiliates or any of their operations, officers, directors or investors; provided, that, the foregoing shall not prevent the Executive from making otherwise permissible statements in any litigation proceeding between the Executive, on the one hand, and the Company or its Affiliates, on the other hand).

(c)                 The Executive acknowledges and agrees that the restrictions contained in this Section 9 with respect to time, geographical area, and scope of activity are reasonable and do not impose a greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and its Affiliates and that the Executive has had the opportunity to review the provisions of this Agreement with his legal counsel. In particular, the Executive agrees and acknowledges that the Company is currently engaging in business and actively marketing their services and products throughout the Applicable Area, the Company and its Affiliates expend significant time and effort developing and protecting the confidentiality of their methods of doing business, customer lists, long term customer relationships and trade secrets and such methods, customer lists, customer relationships and trade secrets have significant value. However, if, at the time of enforcement of this Section 9, a court holds that the duration, geographical area or scope of activity restrictions stated herein are unreasonable under circumstances then existing or impose a greater restraint than is necessary to protect the goodwill and other business interests of the Company, the Parties agree that the maximum duration, scope or area reasonable under such circumstances will be substituted for the stated duration, scope or area and that the court will be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law, in all cases giving effect to the intent of the Parties that the restrictions contained herein be given effect to the broadest extent possible. The existence of any claim or cause of action by the Executive against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of the provisions of Sections 6, 7, 8 or this Section 9, which Sections will be enforceable notwithstanding the existence of any breach by the Company. Notwithstanding the foregoing, the Executive will not be prohibited from pursuing such claims or causes of action against the Company. The Executive consents to the Company notifying any future employer of the Executive of the Executive’s obligations under Sections 6, 7, 8 and this Section 9 of this Agreement.

(d)                 In the event of the breach or a threatened breach by the Executive of any of the provisions of Sections 6, 7, 8 or this Section 9, the Company, in addition and supplementary to any other rights and remedies existing in their favor, will be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by the Executive of this Section 9, the Restricted Period will be tolled until such breach or violation has been duly cured.

(e)                 If the Company or any of its Affiliates (i) brings any action or proceeding to enforce any provision of this Agreement or to obtain damages as a result of a breach of this Agreement or to enjoin any breach of this Agreement and (ii) prevails in such action or proceeding, then the Executive will, in addition to any other rights and remedies available to the Company, reimburse the Company for any and all reasonable costs and expenses (including attorneys’ fees) incurred by the Company or any of its Affiliates in connection with such action or proceeding.

10.                Executive’s Representations. The Executive hereby represents and warrants to the Company that (i) he has entered into this Agreement of his own free will for no consideration other than as referred to herein, (ii) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which the Executive is bound, (iii) the Executive is not a party to or bound by any employment, non-competition, confidentiality or other similar agreement with any other Person (except as contemplated by the Purchase Agreement) and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms. The Executive has had the opportunity to consult with independent legal counsel regarding the Executive’s rights and obligations under this Agreement and that the Executive fully understands the terms and conditions contained herein. Executive agrees to immediately notify the Company of any fact or circumstance that occurs or is discovered during the Employment Period which alone or with the passage of time and/or the combination with other reasonably anticipated factors render or could reasonably render any of these representations and warranties to be untrue or that might otherwise adversely affect the goodwill of the Company.

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11.                Definitions.

“Affiliate” means, with regard to any Person, (a) any other Person, directly or indirectly, controlled by, under common control of or with, or controlling such Person, (b) any other Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent (5%) or more of the equity or voting securities, (c) any other Person that holds, of record or beneficially, five percent (5%) or more of the equity or voting securities of such Person, (d) any other Person that, through contract, relationship or otherwise, exerts a substantial influence on the management of such Person’s affairs, (e) any other Person that, through contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or (f) any director, officer, partner or individual holding a similar position in respect of such Person.

“Applicable Area” means the United States.

“Board” means the Board of Directors of the Company.

“Business” means the actual and intended businesses of the Company and its Affiliates during the Employment Period and as of the date the Executive’s employment with the Company terminates for any reason. As of the date hereof, the Business of the Company is oil and gas exploration, development and production.

“Customer” means any Person who:

(a)	purchased products or services from the Company or any Affiliate during the three (3) years prior to the date of termination of the Executive’s employment; or
(b)	was called upon or solicited by the Company or any Affiliate during such three (3) year period if the Executive had direct or indirect contact with such Person as an employee of the Company or any Affiliate or learned or became aware of such Person during his employment with the Company or any Affiliate.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory entities, department, agency or authority.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a Person, directly or indirectly, holds a majority of the voting stock or voting power, or a majority of the capital, profits or other economic interests therein, or has an option to acquire any such interest.

12.                Survival. Sections 5 through 26 will survive and continue in full force in accordance with their terms notwithstanding the termination of the Employment Period.

13.                Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and sent to the address set forth below, and shall be deemed to have been duly given (A) one business day after being delivered by hand, (B) five business days after being mailed first class, certified return receipt requested with postage paid or (C) one business day after being couriered by overnight receipted courier service:

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Notices to the Executive:

David Baker

_________________________

Fax: ___________________

Email: ___________________

Notices to the Company:

Rockdale Resources Corporation

Attn: Board of Directors / General Counsel

5114 Balcones Woods Drive, Suite 307-511

Austin, Texas 78759

with a copy (which shall not constitute notice) to:

Cane Clark LLP

Attention: Bryan Clark, Esq.

3273 E. Warm Springs Road

Las Vegas, NV 89120

Fax: 702.944.7100

Email: bclark@caneclark.com

Notwithstanding anything in this Agreement to the contrary, if actual written notice is received, regardless of the means of transmittal, such notice shall be deemed to be acceptable and effective as proper notice under this Section 13.

14.                Severability. If any provision in this Agreement shall be found by a court, referee or authority of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired, and if any provision in this Agreement is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

15.                Entire Agreement and Amendment. This Agreement, the Purchase Agreement and the documents referenced herein and therein contain the entire agreement of the parties with regarding to the subject matter set forth herein, and supersede any and all prior negotiations and agreements between the parties, written or oral, with respect to the subject matter set forth herein. This Agreement may be amended, modified and/or supplemented by the parties at any time, but only by an instrument in writing signed by the party or parties to be bound.

16.                Counterparts. This Agreement may be executed in separate counterparts (including by facsimile and electronic signature pages), each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Copies of signatures shall be deemed to be fully enforceable and legally binding original signatures.

17.                No Construction Against Drafter. Each of the parties to this Agreement has been represented by counsel who has each been involved in the drafting of this Agreement or has had an opportunity to have input into the drafting of this Agreement. Accordingly, this Agreement shall not be construed either against or in favor of any party based upon that party’s role in drafting this Agreement, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement.

18.                Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, and no other Person shall acquire or have any rights under or by virtue of this Agreement. No party may assign any right or obligation under this Agreement without the prior written consent of the other party; provided, however, that the Company may assign, without the prior written consent of Executive, its rights and obligations under this Agreement to its Affiliates and/or in connection with the sale of substantially all of the assets or any of the equity of the Company.

19.                Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to any conflicts of laws principles that would require the application of the laws of any other jurisdiction.

20.                Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

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21.                Withholding. The Company and its Affiliates will be entitled to deduct or withhold from any amounts owing to the Executive any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (“Taxes”) imposed with respect to the Executive’s compensation or other payments from the Company or any of its Affiliates or the Executive’s ownership interest in the Company or any of its Affiliates (including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity). In the event the Company or any of its Affiliates does not make such deductions or withholdings, the Executive will indemnify and hold harmless the Company and its Affiliates for any amounts paid with respect to any such Taxes.

22.                Corporate Opportunities. During the Employment Period, the Executive will submit to the Board all business, commercial and investment opportunities or offers presented to the Executive or of which the Executive becomes aware which relate to the Business of the Company or its Affiliates as such Business of the Company or its Affiliates exists at any time during the Employment Period (“Corporate Opportunities”). During the Employment Period, unless approved by the Board, the Executive will not accept or pursue, directly or indirectly, any Corporate Opportunities on the Executive’s own behalf.

23.                Assistance in Proceedings. During the Employment Period and for six (6) months thereafter, the Executive will cooperate with the Company and its Affiliates in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company or any Affiliate (including, without limitation, the Executive being available to the Company and its Affiliates upon reasonable notice for interviews and factual investigations, appearing at the Company’s or any Affiliate’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company and its Affiliates all pertinent information and turning over to the Company and its Affiliates all relevant documents which are or may come into the Executive’s possession, all at times and on schedules that are reasonably consistent with the Executive’s other permitted activities and commitments). In the event the Company or any Affiliate requires the Executive’s cooperation in accordance with this Section 23, the Company will pay the Executive a reasonable per diem as determined by the Board and reimburse the Executive for reasonable expenses incurred in connection therewith (including lodging and meals, upon submission of receipts).

24.                Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

25.                CONSENT TO JURISDICTION; SERVICE OF PROCESS. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS LOCATED IN THE STATE OF COLORADO (OR IF SUCH FEDERAL COURTS SHALL NOT HAVE JURISDICTION, THEN THE STATE COURTS LOCATED IN THE STATE OF COLORADO) IN CONNECTION WITH ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER MAY NOT BE ENFORCED BY SUCH COURTS.

26.                WAIVER OF JURY TRIAL. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, the Parties hereto have executed this Executive Employment Agreement as of the date first written above.

COMPANY: Rockdale Resources Corporation, a Colorado corporation

By:
Name:
Title:

By:
Name:
Title:

/s/ David Daker
David Baker, individually

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